AMENDMENT NO. 1 TO
MGP INGREDIENTS
NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK
AND RESTRICTED STOCK UNIT PLAN
(As amended and restated)

THIS AMENDMENT NO. 1, dated as of March 14, 2014 (this “Amendment”), to the MGP Ingredients, Inc. Non-Employee Directors’ Restricted Stock Plan, which was previously approved at and became effective as of the date of the 2006 Annual Meeting of Stockholders, and subsequently amended at the 2009 Annual Meeting of Stockholders and amended and restated by the MGP Ingredients, Inc. (the “Company”) Board of Directors (the “Board”) on January 3, 2012 (the “Plan”). All terms used herein but not defined herein shall have the meanings given them in the Plan.
WHEREAS, the Board desires to amend the Plan as hereinafter provided;
WHEREAS, Section 3.4 of the Plan provides that the Board may amend the Plan at any time, subject to certain provisions governing the consent of directors of the Company or of the Company’s stockholders; and
WHEREAS, this Amendment does not require the consent of a particular director of the Company or of the Company’s stockholders under Section 3.4 of the Plan.
NOW, THEREFORE, the Plan is hereby amended by the Board as follows:

1.Amendment to Section 2.4. Section 2.4 of the Plan is hereby amended and restated in its entirety as follows:

Vesting Period. The Restricted Stock and Restricted Stock Units shall be subject to the restrictions set forth in Sections 2.5 and 2.7 of the Plan. The Restricted Stock and Restricted Stock Units shall also be subject to a vesting period (the “Vesting Period”) commencing on the date as of which the Restricted Stock or Restricted Stock Units are awarded (the “Award Date”). The Restricted Stock and Restricted Stock Units become fully vested on the occurrence of one of the following events (the “Vesting Events”): (1) the third anniversary of the Award Date with respect to an award of Restricted Stock or Restricted Stock Units to a Director; (2) the death of the Director; or (3) a Change in Control, as defined below. Further, the Committee is authorized to accelerate vesting or provide for continued vesting consistent with the Vesting Period in the award in any given case in the event of the following terminations of the Director’s Board service:

(a) the retirement or resignation of the Director from the Board, whether at end of the Director’s term or otherwise; and

(b) the termination of the Director’s service on the Board as a result of the Director’s not standing for re-election to the Board.

In exercising its discretion pursuant to this Section 2.4, the Committee shall consider, among other relevant considerations, the contributions of the Director, including his or her length of service, and the circumstances of his or her departure, and shall consider whether modifying or accelerating the Vesting Period is in the best interests of the Company.

As used herein, the term “Change in Control” means:

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(x) The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries, trustees of the MGP Ingredients, Inc. Voting Trust or of the Cray Family Trust, or any person who acquires Common or Preferred Stock from Cloud L. Cray, Jr. or from any trust controlled by or for the benefit of Cloud L. Cray, Jr. prior to or as a result of his death) of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 30% of the then outstanding shares of common stock and 50% of the then outstanding shares of preferred stock, par value $10 per share, or 30% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(y) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(z) Approval by the stockholders of the Company of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

If any of the events enumerated in clauses (x) through (z) occur, the Committee shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan.

2.Amendment to Section 2.5. Section 2.5 of the Plan is hereby amended and restated in its entirety as follows:

Forfeiture of Restricted Stock and Restricted Stock Units. As of the date (“Resignation Date”) a Director resigns from the Board during the Director’s term, the Director shall forfeit to the Company all Restricted Stock and Restricted Stock Units awarded to the Director for which the Vesting Period has not ended as of or prior to the Resignation Date, subject to the right of the Committee to provide for acceleration or continued vesting of such Restricted Stock and Restricted Stock Units pursuant to Section 2.4 hereof.

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